Officer No. 10630	Note No. 0904868858/18
$1,000,000.00	Dated: August 1, 2012
Amended: August 1, 2015
Amended: August 1, 2017
Amended: July 31, 2022
Amended: July 31, 2024

AMENDMENT TO REVOLVING NOTE

This Amendment to Revolving Note is dated as of July 31, 2024 to that certain Revolving Note made by Commonwealth International Series Trust, a Massachusetts business trust, as borrower (“Borrower”) payable to the order of Fifth Third Bank, National Association, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (together with its successors and assigns, as payee, the “Lender”), in the original principal amount of $3,500,000.00 dated August 1, 2012, as amended August 1, 2015 to reduce the principal amount to $2,000,000, amended August 1, 2017 to amend and restate the Interest Rate and most recently amended July 31, 2022 to reduce the principal amount to $1,000,000.00 and to amend and restate the Interest Rate (together with all previous amendments or modifications thereto, the “Note”).

WHEREAS, Borrower and Lender have agreed to amend the Note on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, intending to be legally bound, Borrower and Lender hereby agree as follows:

1.       The interest rate applicable to the Note is hereby changed to be the Interest Rate (as defined in the Agreement).

2.       This Amendment is a continuation of the Note and shall not be construed as a novation or extinguishment of the obligations arising under the Note as originally issued, and the issuance of this Amendment shall not affect the priority of any security interest granted in connection with the Note.

3.       Except as modified hereby, the Note remains unaltered and in full force and effect. This Amendment shall be considered an integral part of the Note, and all references to the Note in the Note itself or any other Loan Documents shall, on and after the date of this Amendment, be deemed to be references to the Note as amended by this Amendment.

IN WITNESS WHEREOF, the Borrower has executed this Amendment as of the date written above.

BORROWER:

COMMONWEALTH INTERNATIONAL SERIES TRUST

By:
Robert W. Scharar, President

STATE OF ___________	)
) SS:
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this _____ day of ________________, 2024, by Robert W. Scharar, President of Commonwealth International Series Trust, on behalf of the Trust.

Notary Public
My Commission Expires:

ACCEPTED AND AGREED

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:
Anne Marie Phelps, Vice President

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AMENDMENT TO

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Amendment”) is entered into as of July 31, 2024 by and between COMMONWEALTH INTERNATIONAL SERIES TRUST, a Massachusetts business trust (the “Borrower”) and FIFTH THIRD BANK, NATIONAL ASSOCIATION (the “Bank”).

WHEREAS, the Borrower and the Bank entered into a certain Amended and Restated Revolving Credit Agreement dated as of August 1, 2012, as amended from time to time (the “Agreement”); and

WHEREAS, the Borrower and Bank mutually desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Modifications to the Agreement.

1.1.      Except as otherwise defined herein, capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement as amended hereby.

1.2.      On the date of this Amendment, Borrower agrees to pay to Bank an upfront commitment fee equal to $1,000.00.

1.3.      The following definition contained in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Rate” means the Prime Rate plus 0.00% per annum, but in no event shall the Prime Rate be less than 3.00% per annum.

1.4.      The first sentence of Section 2.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

Section 2.5      Term of Facility. Except as otherwise provided in this Section 2.5, the term of the Facility shall expire on July 31, 2026, and the entire outstanding principal balance of the Note, and all accrued interest, shall become due and payable not later than that date in the event that any principal or accrued interest has not been previously repaid.

Section 2.      Miscellaneous Provisions.

2.1.     Borrower hereby ratifies and agrees that except for this Amendment, all provisions of the Agreement and all other agreements and instruments executed by Borrower in connection with the Agreement remain in full force and effect.

2.2.     This Amendment is an instrument in writing as contemplated by Section 8.3 of the Agreement, it may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement and is effective to modify the Agreement as set forth herein.

2.3.     From and after the effective date of this Amendment, all references to the Agreement, in the Agreement and in each of the other Loan Documents shall be deemed to be references to the Agreement as amended pursuant to this Amendment.

2.4.     This Amendment shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, neither Borrower nor Bank may assign any of its respective rights or delegate any of its respective obligations hereunder without the prior written consent of the other.

2.5.     Bank and Borrower expressly agree that the obligations of Borrower hereunder, and under the Agreement, shall not be binding upon any of Borrower’s directors, shareholders, nominees, officers, agents or employees personally. The execution and delivery of this Amendment has been authorized by Borrower’s directors, and this Amendment has been signed and delivered by an authorized officer of Borrower, acting as such, and neither such authorization by the directors nor such execution and delivery by the directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

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IN WITNESS WHEREOF, Borrower and Bank have executed this Amendment to Amended and Restated Revolving Credit Agreement by their duly authorized officers as of the date first above written.

COMMONWEALTH INTERNATIONAL SERIES TRUST

By:
Robert W. Scharar, President

STATE OF ___________	)
) SS:
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this _____ day of ________________, 2024, by Robert W. Scharar, President of Commonwealth International Series Trust, on behalf of the Trust.

Notary Public
My Commission Expires:

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:
Anne Marie Phelps, Vice President

3

CLOSING STATEMENT

BORROWER:	COMMONWEALTH INTERNATIONAL SERIES TRUST
OBLIGOR/OBLIGATION #:	0904868858/18
LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION
LOAN:	Revolving Loan
CLOSING DATE:	July 31, 2024

USE OF FUNDS

Lender’s Loan Commitment Fee	$1,000.00
$500.00 Note Processing Fee - Waived	—
Lender’s Attorney Fees	$1,500.00
TOTAL USES:		$2,500.00

BORROWER CREDITS
None
TOTAL CREDITS	0
NET FUNDS REQUIRED AT CLOSING	$2,500.00

SOURCES OF FUNDS

Check Applicable Box

☐	Check Enclosed
☐	Debit Account ending in # _______________
☐	Draw on Loan
☐	Bill Customer via AFS
☒	Paid Directly by Borrower via Check	$2,500.00	$2,500.00

	TOTAL SOURCES		$2,500.00

DISBURSEMENTS

1.	Bricker Graydon	$1,500.00
2.	Fifth Third Bank, National Association	$1,000.00
	TOTAL DISBURSEMENTS		$2,500.00

The undersigned Borrower has carefully revised this Closing Statement, and agrees that it is a true and accurate statement of all receipts and disbursements made in this transaction, and hereby approves/accepts this Closing Statement, and agrees that the monies should be disbursed as set forth above.

BORROWER:

COMMONWEALTH INTERNATIONAL SERIES TRUST

By:
Robert W. Scharar, President

FR U-1 OMB Number 7100-0011 Approval expires June 30, 2024 Page 1 of 2
Board of Governors of the Federal Reserve System
Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1

Fifth Third Bank, National Association
Name of Bank

This form is required by law (15 U.S.C. §§ 78g and 78w; 12 C.F.R. §221).

The term “margin stock” is defined in Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Part I

To be completed by borrower(s)

Please print or type (if space is inadequate, attach separate sheet).

1.	What is the amount of the credit being extended? $1,000,000.00

2.	Will any part of this credit be used to purchase or carry margin stock? ☐ Yes ☒ No

If the answer is “No,” describe the specific purpose of the credit.

Line of Credit used for Working Capital. Loan proceeds will not be used to purchase margin stock.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

COMMONWEALTH INTERNATIONAL SERIES TRUST
Signed:		Signed:

By:
Borrower’s Signature	Date	Borrower’s Signature	Date

Robert W. Scharar, President
Print or Type Name		Print or Type Name

This form should not be signed if blank.

This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets. NW, Washington, DC 20551; and to the Office of Management and Budget. Paperwork

Reduction Project (7100-0011), Washington, DC 20503.	06/2021

FR U-1

Part II

To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I (2) answered “yes”).

1.	List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

No. of Shares	Issue	Market Price Per Share	Date and Source of Valuation[1]	Total Market Value Per Issue

2.	List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.

Principal Amount	Issue	Market Price	Date and Source of Valuation[1]	Total Market Value Per Issue

3.	List other collateral including nonmargin stock securing this credit.

Describe Briefly	Market Price	Date and Source of Valuation[1]	Good Faith Loan Value

Part III

To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U2; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed:

Bank Officer’s Signature	Date

Ann Marie Phelps	Vice President
Print or Type Name	Title

1.	Bank need not complete fields for Date and source of valuation if the market value was obtained from regularly published information in either a journal of general circulation or an automated quotation system.

2.	To accept the customer’s statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

06/2018